EXHIBIT 3.02(a)

                            CERTIFICATE OF AMENDMENT
                                     TO THE
              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.


     Boots & Coots International Well Control, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST:  That  in lieu of a meeting and in accordance with Section 141(f) of
     -----
the DGCL, the Board of Directors of the Corporation by written consent of its members dated November 7, 2000, duly adopted resolutions proposing and declaring advisable the amendment to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation") set forth in ARTICLE FOURTH below and directing that said amendment be considered by the stockholders of the Corporation at the next annual meeting of the stockholders.

     SECOND:  That at the annual meeting of stockholders duly called and held on
     ------
October 25, 2000, and adjourned and reconvened on November 6, 2000, the stockholders of the Corporation consented to and adopted this amendment and the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:  That  this  amendment  was  duly  adopted  in  accordance  with the
     -----
applicable  provisions  of  Section  242  of  the  DGCL.

     FOURTH:  Article  IV of the Certificate of Incorporation of the Corporation
     ------
is  hereby  amended  to  read  in  its  entirety  as  follows:

                                   "ARTICLE IV
                               AUTHORIZED CAPITAL

     The Corporation is hereby authorized to issue a total of One Hundred Thirty Million (130,000,000) shares of capital stock which shall be subdivided into classes as follows:

(a) One Hundred Twenty-five Million (125,000,000) shares of the Corporation's capital stock shall be denominated as common stock, have a par value of $.00001 per share, and have the rights, powers and preferences set forth in this paragraph. The holders of common stock shall share ratably, with all other classes of common equity, in any dividends that may, from time to time, be declared by the Board of Directors. No dividends may be paid with respect to Corporation's common stock, however, until dividend distributions to the holders of preferred stock, if any, have been paid in accordance with the certificate or certificates of designation relating to such preferred stock. The holders of common stock shall share ratably, with all other classes of common equity, in any assets of the Corporation that are available for distribution to the holders of common equity securities of the Corporation upon the dissolution or liquidation of the Corporation. The holders of common stock shall be entitled to cast one vote per share on all matters that are submitted for a vote of the stockholders. There are no redemption or sinking fund provisions that are applicable to the common stock of the Corporation. Subject only to the requirements of the General Corporation Law of Delaware and the foregoing limits, the Board of Directors is expressly authorized to issue shares of common stock without stockholder approval, at any time and from time to time, to such persons and for such consideration as the Board of Directors shall deem appropriate under the circumstances.

(b) Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as preferred stock, par value of $.00001 per share. Shares of preferred stock may be issued from time to time in one or more series as the Board of Directors, by resolution or resolutions, may from time to time determine, each of said series to be distinctively designated. The voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, if any, of each such series of preferred stock may differ from those of any and all other series of preferred stock at any time outstanding, and the Board of Directors is hereby expressly granted authority to fix or alter, by resolution or resolutions, the designation, number, voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of each such series of preferred stock, including, but without limiting the generality of the foregoing, the following:

     (i) the distinctive designation of, and the number of shares of preferred stock that shall constitute, each series of preferred stock, which number (except as otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by the Board of Directors without prior approval of the holders of such series;

     (ii) the rights in respect of dividends, if any, of such series of preferred stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

    (iii) the right, if any, of the holders of such series of preferred stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation and the terms and conditions of such conversion or exchange, including, without limitation, whether or not the number of shares of such other class or series into which shares of such series may be converted or exchanged shall be adjusted in the event of any stock split, stock dividend, subdivision, combination, reclassification or other transaction or series of transactions affecting the class or series into which such series of preferred stock may be converted or exchanged:

     (iv) whether or not shares of such series of preferred stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of preferred stock may be redeemed;

     (v) the rights, if any, of the holder of such series of preferred stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

     (vi) the terms of sinking fund or redemption or repurchase account, if any, to be provided for shares of such series of preferred stock;

    (vii) the voting powers, if any, of the holders of any series of preferred stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with the holders of any other series of preferred stock or all series of preferred stock as a class, to elect one or more Directors of the Corporation (which, without limiting the generality of the foregoing, may include a specified number or portion of the then-existing number of authorized Directorships of the Corporation, or a specified number or portion of Directorships in addition to the then-existing number of authorized
          Directorships of the Corporation), generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto; and

   (viii) such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     Upon the creation of any new class or series of preferred stock of the Corporation, the Board of Directors shall prepare and file with the records of the Corporation a Certificate setting forth the rights and preferences of such class or series of preferred stock, which shall be deemed an amendment to this Amended and Restated Certificate of Incorporation and shall not require the consent of any stockholder.

(c) In addition to the common stock and preferred stock described above, the Board of Directors is authorized to cause the issuance of any other type of security (including without limitation, options, rights, warrants or appreciation rights relating to any equity or debt security of the Corporation and which may have rights or preferences junior or senior to any equity or debt security of the Corporation) from time to time on terms and conditions established in the sole and complete discretion of the Board of Directors. If and to the extent required by the General Corporation Law of Delaware, upon the creation of any new class or series of additional securities of the Corporation, the Board of Directors shall prepare and file with the records of Corporation a Certificate setting forth the rights and preferences of such class or series of additional securities of the Corporation, which Certificate shall be deemed an amendment to this Amended and Restated Certificate of Incorporation and shall not require the consent of any stockholder.

(d) Except to the extent that such rights are specifically enumerated in a Certificate setting forth the rights and preferences of a specific class or series of preferred stock or other securities of the Corporation, no stockholder shall have any preemptive, preferential or other right, including without limitation with respect to (i) the issuance or sale of additional common stock of the Corporation, (ii) the issuance or sale of additional preferred stock of the Corporation, (iii) the issuance of any obligation, evidence of indebtedness of the Corporation which is or may be convertible into or exchangeable for, or accompanied by any rights to receive, purchase or subscribe to, any shares of common stock, preferred stock or other securities of the Corporation, (iv) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any common stock, preferred stock or other securities of the Corporation, or (v) the issuance or sale of any other equity or debt securities that may be issued or sold by the Corporation from time to time."


     FIFTH:  That  the  capital of the Corporation shall not be reduced under or
     -----
by  reason  of  said  amendment.

     IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed on behalf of the Corporation by Larry H. Ramming, its Chief Executive Officer, as of the 7th day of November, 2000.


                                 BOOTS  &  COOTS  INTERNATIONAL
                                 WELL  CONTROL,  INC.


                                 By:
                                       -----------------------------------------
                                       Larry H. Ramming, Chief Executive Officer